                                                                   Exhibit 99.02

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                          10 1/4% SENIOR NOTES DUE 2009

                                       OF

                         SBA COMMUNICATIONS CORPORATION

     This notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 10 1/4% senior notes due 2009 (the "Old Notes") are not immediately available, (ii) the Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to State Street Bank and Trust Company (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures For Tendering Old Notes" in the Prospectus.

                               THE EXCHANGE AGENT:

                       STATE STREET BANK AND TRUST COMPANY

      BY REGISTERED OR CERTIFIED MAIL, OVERNIGHT COURIER OR HAND DELIVERY:
                       STATE STREET BANK AND TRUST COMPANY
                              2 AVENUE DE LAFAYETTE
                                BOSTON, MA 02111
                        ATTN: CORPORATE TRUST DEPARTMENT

       FACSIMILE TRANSMISSIONS                     TO CONFIRM BY TELEPHONE
       (ELIGIBLE INSTITUTIONS ONLY):               OR FOR INFORMATION CALL:

       (   )_____________                          (   )_____________

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal accompanying this Notice.

Ladies and Gentlemen:

     The undersigned hereby tenders to SBA Communications Corporation, a Florida corporation (the "Company"), upon the terms and subject to the conditions set forth in the Company's Prospectus dated _____________, 2001 (as the same may be amended or supplemented from time to time, the "Prospectus") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Notes."

Aggregate Principal Amount of Notes Tendered
(must be integral multiples of $1,000): ________________________________________

Certificate Nos. (if available):________________________________________________

(Check box if Notes will be tendered by book-entry transfer)

[ ]  The Depository Trust Company

Account Number:_________________________________________________________________

Dated:_________________________________________

Name(s) of Record Holder(s):____________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                                 (Please Print)

Address(es):____________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                   (Zip Code)

Area Code and Tel. No.:_________________________________________________________


Signature(s):___________________________________________________________________

________________________________________________________________________________


Dated:___________________________________________

THE GUARANTEE BELOW MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein) (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
              ----------------------------     ---------------------------------
                                               Authorized Signature
Address:
        ----------------------------------
                                               ---------------------------------
        ----------------------------------     Please Print Name
                    Zip Code

Area Code and Tel. No.:                        Title:
                        ------------------           ---------------------------


NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.